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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 Current Report


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



     DATE OF THE REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 7, 1998



                            THE KROLL-O'GARA COMPANY
             (Exact name of registrant as specified in its charter)





                Ohio                    000-21629               31-1470817
  (State or other jurisdiction of      (Commission           (I.R.S. Employer
           Incorporation)             file number)          Identification No.)




                               9113 LeSaint Drive
                              Fairfield, Ohio 45014
                                 (513) 874-2112

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)






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                    INFORMATION TO BE INCLUDED IN THE REPORT


Items 1, 3, 4, 5, 6, 8 and 9 are not applicable and are omitted from this Current Report.

ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

         On December 7, 1998, The Kroll-O'Gara Company (the "Company") completed the acquisition of Laboratory Specialists of America, Inc. ("Lab Specialists"), headquartered in Oklahoma City, Oklahoma. Lab Specialists owns and operates a laboratory in New Orleans providing drug-testing services to corporate and institutional clients seeking to detect and deter the use of illegal drugs. In addition to drug testing, Lab Specialists offers a range of services which are customized to assist clients in implementing cost-effective drug testing programs.

         The acquisition was approved by the shareholders of Lab Specialists on December 4, 1998. In the transaction a wholly owned subsidiary of the Company merged into Lab Specialists, with the result that Lab Specialists became a wholly owned subsidiary of the Company, and each outstanding share of Lab Specialists Common Stock was converted into the right to receive .2012 share of Kroll-O'Gara Common Stock. The Company issued approximately 1,209,000 shares of Kroll-O'Gara Common Stock, valued at $29.54 per share, in the transaction, for an aggregate value of approximately $35.7 million. In addition, the Company assumed options and warrants to issue an additional 63,480 shares of Kroll-O'Gara Common Stock. The transaction has been accounted for as a pooling of interests.

         The amount of consideration paid was determined by arms-length negotiations between the Company and Lab Specialists. There was no prior material relationship between Lab Specialists and the Company or any of the Company's affiliates, directors or officers, or any associate of such directors or officers. The Company intends to continue to devote the assets acquired to Lab Specialists existing businesses.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements

             In accordance with Item 7(a)(4), such financial statements shall be filed no later than 60 days after December 7, 1998.

         (b) Pro Forma Financial Information

             In accordance with Item 7(b), such financial statements shall be filed no later than 60 days after December 7, 1998.

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(C) EXHIBITS

    Exhibit 10.1 Agreement and Plan of Merger by and among The Kroll-O'Gara Company, Kroll-O'Gara Oklahoma, Inc. and Laboratory Specialists of America, Inc. dated as of October 21, 1998. (Incorporated by reference from the Company's Registration Statement on Form S-4,
                           No. 333-66959)











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                                   SIGNATURES
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    Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATE:  DECEMBER 22, 1998                    THE KROLL-O'GARA COMPANY




                                            By /s/ Nicholas P. Carpinello
                                               ---------------------------------
                                                   Nicholas P. Carpinello
                                                   Controller and Treasurer


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